Exhibit 10.3

LEAK OUT AND RESALE RESTRICTION AGREEMENT

THIS LEAK OUT AND RESALE RESTRICTION AGREEMENT is made and entered into the ____ day of __________, 2022, by and between PetroCorp. Inc. a Delaware corporation (the “Company”), and the undersigned shareholder (“Holder”).

RECITALS

WHEREAS, the Holder is the owner of a total of __________ shares of common stock of the Company (the “Shares), some of which will be registered and included as part of a registration statement (the “Registration Statement”) to be filed by the Company with the United States Securities and Exchange Commission (the “SEC”) after the date hereof.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Holder agrees as follows:

The Holder shall not transfer, sell, contract to sell, devise, gift, assign, pledge, hypothecate, distribute, or grant any option to purchase or otherwise dispose of, directly or indirectly (“Sell”) any or all of the Shares other than in accordance with the following:

a.	Commencing on the 270th trading day after the Registration Statement is declared effective by the SEC until 6 months thereafter, the Holder shall be entitled to Sell up to 3% of the Shares per thirty-day period on a non-cumulative basis. This period of time shall hereinafter be referred to as the “Trickle Out Period.”

b.	Commencing with the termination of the Trickle Out Period until 6 months thereafter, the Holder shall be entitled to Sell up to 6% of the Shares per thirty-day period on a non-cumulative basis.

c.	In any event the Holder will not Sell more than 75% of its Shares during a period of 24 months commencing the date of the Closing of the Share Exchange between MEA Testing Systesm Ltd, its shareholders and Petrocorp. Inc

The Holder agrees that if the Israeli Tax Authority may impose additional restrictions of the amount of the Shares that the Holder can Sell, the length of the lock-up period or any other restrictions, such further limitations and restrictions on the Sale of the Shares will automatically, without any further action on the part of the Holder, apply on the Shares and the Holder.

Any attempted Sale, transfer or other disposition in violation of this Agreement shall be null and void.

The Holder further agrees that the Company (i) may instruct its transfer agent not to transfer or otherwise Sell the Shares other than in accordance with the terms and provisions of this Agreement, (ii) may provide a copy of this Agreement to the Company’s transfer agent for the purpose of instructing the Company’s transfer agent to place a legend on the certificate(s) evidencing the securities subject hereto and disclosing that any Sale is subject to the terms of this Agreement and (iii) may issue stop-transfer instructions to its transfer agent for the period contemplated by this Agreement for such securities.

This Agreement shall be binding upon the Holder, its agents, heirs, successors, assigns and beneficiaries.

Any waiver by the Company of any of the terms and conditions of this Agreement in any instance must be in writing and must be duly executed by the Company and the Holder and shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof.

The Holder agrees that any breach of this Agreement will cause the Company and the third- party beneficiary’s irreparable damage for which there is no adequate remedy at law. If there is a breach or threatened breach of this Agreement by the Holder, the Holder hereby agrees that the Company and the third-party beneficiaries shall be entitled to the issuance of an immediate injunction without notice to restrain the breach or threatened breach. The Holder also agrees that the Company and all third-party beneficiaries shall be entitled to pursue any other remedies for such a breach or threatened breach, including a claim for money damages.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Agreement as of the day and year first above written.

By:
Name:
Title:

Holder (Name + Signature)